Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-163407 on Form S-8 and Registration Statement No. 033-64984 on Form S-3 of our reports dated March 14, 2011, relating to the financial statements and financial statement schedule of Dole Food Company, Inc. and the effectiveness of Dole Food Company, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Dole Food Company, Inc. for the year ended January 1, 2011.

/s/ DELOITTE & TOUCHE LLP Los Angeles, California
March 14, 2011